SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                              January 8, 1998

                           ROYAL OAK MINES INC.
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          (Exact name of registrant as specified in its charter)

                       Commission File Number 1-4350

ONTARIO, CANADA                          98-0160821
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(State or other jurisdiction of          (I.R.S. Employer Identification
incorporation or organization)           No.)

c/o Royal Oak Mines (USA) Inc.
5501 Lakeview Drive
Kirkland,  Washington
U.S.A.                                   98033
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Address of principal executive offices)  (Postal/Zip Code)

(425) 822-8992
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Registrant's telephone number, including
area code

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Item 5.   Other Events

     On January 8, 1998, the Registrant issued the following press release:


[Royal Oak Mines Inc. Press Release Letterhead]

                    FOR  IMMEDIATE  RELEASE  FROM  KIRKLAND

                                January 8, 1998

              Royal Oak Closes in Escrow Senior Secured Financing

Royal Oak Mines Inc. (TSE and AMEX: RYO) announced today that it has closed the previously announced US$44 million senior secured financing. This financing has been closed in escrow pending receipt of consent by holders of 51% of the aggregate amount of the Senior Subordinated Notes issued August 15, 1996. It is expected that this consent process will take no more than ten days. Upon release from escrow, the proceeds of the financing will immediately be available to Royal Oak for use at the Kemess project and for general corporate purposes.

Construction is continuing on schedule at the Kemess site. The project is 82% complete with start-up still expected early in April. The proceeds from this debt issue, combined with working capital and the balance of the proceeds from the British Columbia government, will provide the funding necessary to complete and start up the Kemess project.



For further information, contact:       or in Europe contact:

Mr. J. Graham Eacott                    Mr. David Williamson
Royal Oak Mines                         David Williamson Associates
5501 Lakeview Drive                     International Investor Relations
Kirkland, WA 98033-7314                 15 St. Helen's Place, 3rd Floor
Telephone:     (425) 822-8992           London, England  EC3A 6DE
Facsimile:     (425) 822-3552           Telephone:     011-44-171-628-3989
                                        Facsimile:     011-44-171-920-0563

Internet site: http://www.royal-oak-mines.com

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         ROYAL OAK MINES INC.


Date:     January 8, 1998                By: /s/ James H. Wood
                                         -----------------------
                                         James H. Wood
                                         Chief Financial Officer